Form C

Cover Page

Name of issuer:

Arolucha, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/6/2017

Physical address of issuer:

PO Box 680276
Franklin TN 37068

Website of issuer:

http://www.arolucha.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [x] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

16,667

Price:

$3.00000

Method for determining price:

Dividing pre-money valuation ($9,475,191) by number of shares outstanding on fully diluted basis.

Target offering amount:

$50,001.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Arolucha, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jason Brown	CEO of Arolucha, Inc.	Arolucha, Inc	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jason Brown	CEO	2017
Jason Brown	CEO	2017
Ronald Harris	Vice President of Talent Relations	2017
Donald Harris	Vice President of Production	2017
Bill Campbell	Chief Capital Officer	2017
Kathy Campbell	Chief Capital Officer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jason Brown	1530000.0 Class A Voting Common	51.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> *We are a brand-new company; our auditor has issued a "going concern" opinion.*
>
> AroLucha was incorporated in October 2017. It is a brand-new company, with no history upon which an evaluation of its past performance and future prospects can be made. Our auditor has issued a "going concern" opinion on our financial statements, which means they are not sure that we will be able to succeed as a business without additional financing. AroLucha was incorporated in October 2017. As of December 28, 2017, the date of our last audited financial statements, we had not yet commenced planned principal operations. To date, we have not yet generated any revenue. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan.

We depend on a small management team and creative team, and will need to hire more people to be successful. Our success also depends on being able to retain and continue to recruit key performers, if not the popularity of our brand of entertainment could decline, which could adversely affect our operating results.

Our success will greatly depend on the skills, connections and experiences of our founders, Jason Brown, Ronald Harris, Donald Harris, Bill Campbell and Kathy Campbell. We are also dependent on the creative talents of Oscar Guitierrez, aka Rey Mysterio, and Charles Ashenoff, aka Konnan. Should any of them discontinue working for AroLucha there is no assurance that AroLucha will be able to continue. We will also need to hire additional creative talent and individuals with a track record of success and with the skills necessary to ensure that we create and sell premium original content. There is no assurance that we will be able to identify, hire and retain the right people for the various key positions. Our success depends, in large part, upon our ability to recruit and retain key performers and writers in the Lucha Libre world, to portray characters in our live events and develop content. We cannot guarantee that we will be able to continue to identify, recruit and retain these performers. Additionally, performers and writers from time to time can stop working for us for any number of reasons, and we cannot guarantee that we will be able to retain our current performers either during the terms of their contracts or when their contracts expire. Our failure to attract and retain key performers, an increase in the costs required to attract and retain such performers, or a serious or untimely injury to, or the death of, or unexpected or premature loss or retirement or drop in popularity for any reason of, any of our key performers could lead to a decline in the appeal of our storylines and the popularity of our brand of entertainment. Scheduling conflicts for performers may also affect certain events. Any of the foregoing issues could adversely affect our operating results.

Our Founder, CEO and Sole Director controls the Company and will continue to do so after this offering. We currently have no independent directors.

Jason Brown, our Founder, Chief Executive Officer and Sole Director, is currently also our controlling shareholder. As the majority holder of Class A Common Stock, which gives him one vote per share, as opposed to no voting rights for holders of Class B Non-Voting Common Stock like you, he will continue to hold a majority of the voting power of all our equity stock at the conclusion of this offering, and therefore control the board. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. Jason's voting power through his ownership of our Class A common stock could discourage or preclude others from initiating potential mergers, takeovers or other change of control transactions. We also do not benefit from the advantages of having any independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within AroLucha, having extra checks and balances to prevent fraud and produce reliable financial reports.

We are offering non-voting common stock. We can issue preferred stock without stockholder approval, which could materially adversely affect the rights of common stockholders.

We are offering Class B Non-Voting Common Stock, which means you will not have a say in the direction of the Company, including any material corporate decisions, such as mergers, acquisitions, dissolution or winding up of the company. Our Board may make a decision you disagree with and you will not have a vote. Our certificate of incorporation authorizes us to issue "blank check" preferred stock, the designation, number, voting powers, preferences and rights of which may be fixed or altered from time to time by the board of directors. Accordingly, the board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the rights of the common stockholders. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically.

The offering price has been arbitrarily set by AroLucha.

AroLucha set the price of its Class B Non-Voting Common Stock. Valuations for companies at our early stage of development are purely speculative. We have not generated any significant revenue, nor do we have deals in place yet to do so. Our valuation has not been validated by any independent third party, and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

There is no current market for AroLucha's shares.

There is no formal marketplace for the resale of our securities. Shares of our Class B Non-Voting Common Stock may be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. We do not have plans to apply for or otherwise seek trading or quotation of our Class B Non-Voting Common Stock on an over-the-counter market. It is also hard to predict if we will ever be acquired by a bigger company. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

The entertainment market in which we operate is intensely competitive, rapidly changing and increasingly fragmented, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence, which could adversely affect our operating results.

We face competition for our audiences from professional and college sports, as well as from other forms of live events, as well as televised, streamed and filmed entertainment and other leisure activities, in a rapidly changing and increasingly fragmented marketplace. Many of the companies with whom we compete have substantially greater financial resources than we do, such as World Wrestling Entertainment and Live Nation Entertainment. Even among fans of lucha libre, we compete with televised, streamed and filmed entertainment from U.S. and Mexican companies. For the sale of our merchandise, we compete with entertainment companies, professional and college sports leagues and other makers of branded apparel and merchandise. Our competitors may engage in more extensive development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential performers. Our failure to compete effectively could result in a significant loss of ticket sales, venues and performers, any of which could adversely affect our operating results.

If we are unable to build and maintain our brand of entertainment, our operating results may be adversely affected. We are at the mercy of public perception.

Lucha libre has an intense core fan base, but it is not a widely known. The lack of awareness of our brand, among fans who have a large number of entertainment choices, may adversely affect our operating results. We must build and maintain a strong brand identity to attract and retain a broad fan base. The creation, marketing and distribution of live events and digital programming that our fans value and enjoy is at the core of our business and is critical to our ability to generate revenues. Also important are effective consumer communications, such as marketing, customer service and public relations. The role of social media by fans and by us is an increasingly important factor in our brand perception. If our efforts to create compelling services and goods and/or otherwise promote and maintain our brand, services and merchandise are not successful, our ability to attract and retain fans may be adversely affected. Such a result would likely lead to a decline in attendance at our live events and the sale of our merchandise, and in the future, impact our television and/or film viewership, which would adversely affect our operating results. Wrestling programming is created to evoke a passionate response from fans. This includes creating personas that generate

strong reactions, whether positive or negative. These personas do not necessarily represent the personal opinions of the performers. We may be associated with performers and writers who are subject to changing public perceptions. The public perception of the persona depends on the social and political climate of the day, of which we have no control over, and personas that have previously been objects of derision may take on social significance that was never intended. Social media enables perceptions to spread quickly, whether accurate or not. This could impact our reputation and, depending on the severity, could adversely affect event ticket sales and our operating results.

We may not be able to protect all our intellectual property. We may be subject to claims against us for violation of third party intellectual property rights.

Our profitability may depend in part on our ability to effectively protect our intellectual property, including our trademark and logo, original entertainment content in our projects, and our ability to operate without inadvertently infringing on the proprietary rights of others. Theft of our original entertainment content prior to release could adversely affect our revenue. Policing and protecting our intellectual property against piracy and unauthorized use by third parties may become time-consuming and expensive. Any litigation for both protecting our intellectual property and defending our original content could have a material adverse effect on our business, operating results and financial condition, regardless of the outcome of such litigation. While we generally own the intellectual property in our content, we may be subject to third parties alleging that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, develop non-infringing technology or otherwise alter our business practices in a timely manner in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. As a result of this type of dispute, we could also be required to develop non-infringing technology, make royalty or damage payments, enter into licensing agreements, adjust our merchandising or marketing activities or take other actions to resolve the claims, any of which could be costly or unavailable on acceptable terms.

We could incur substantial liability in the event of accidents or injuries occurring during our physically demanding events.

We hold numerous live events each year. This schedule exposes our performers and our employees who are involved in the production of those events to the risk of travel and performance-related accidents, the consequences of which are not fully covered by insurance. The physical nature of our events exposes our performers to the risk of serious injury or death. Although our performers, as independent contractors, are responsible for maintaining their own health, disability and life insurance, we self-insure medical costs for our performers for injuries that they incur while performing. We also self-insure a substantial portion of any other liability that we could incur relating to such injuries. Liability to us resulting from any death or serious injury sustained by one of our performers while performing, to the extent not covered by our insurance, could adversely affect our business, financial condition and operating results. As noted below, we are the defendant in litigation claiming that professional wrestling as currently and historically performed by us has resulted in significant injuries to our performers including, but not limited to, chronic traumatic encephalopathy or "CTE".

Our live events entail other risks inherent in public live events, which could lead to disruptions of our business as well as liability to other parties, any of which could adversely affect our financial condition or results of operations.

We hold numerous live events each year. Certain risks are inherent in events of the type we perform as well as the travel to and from them. Risks of travel and large live events include air and land travel interruption or accidents, the spread of illness, injuries resulting from building problems, pyrotechnics or other equipment malfunction, local labor strikes and other force majeure type events. These issues, among others, could result in personal injuries or deaths, cancelled events and other disruptions to our business for which our business interruption insurance may be insufficient . Any of these occurrences also could result in liability to other parties for which we may not have insurance. Any of these risks could adversely affect our business, financial condition and/or results of operations.

Costs associated with, and our ability to obtain, adequate insurance could adversely affect our profitability and financial condition.

We currently secure insurance programs to address our various risks with terms, conditions and costs that are appropriate for our business. However, heightened concerns and challenges regarding property, casualty, liability, business interruption and other insurance coverage have resulted from terrorist and related security incidents along with varying weather-related conditions and incidents. As a result, we may experience increased difficulty obtaining high policy limits of coverage at a reasonable cost, including coverage for acts of terrorism, cyber attacks, weather-related damage and other perils associated with our operations.

Part-time Officers
Bill and Kathy Campbell our Chief Capital Officers are both part-time officers, this may result in diminished time being committed to Arolucha and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,001**
Use of Proceeds:	$30,000 Arolucha 'home' event in Nashville
	$15,000 operational expenses
	$2,500 Wefunder Intermediary Fee

If we raise:	**$1,070,000**
Use of Proceeds:	$500,000 Season 1 of Aro Lucha
	$300,000 Fund Future Reg A Round
	$70,000 Offering Related Expenses
	$146,500 Operational Expenses
	$53,500 Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

$9.475M pre-money valuation Priced Round.

See exact security attached as Appendix B, Investor Contracts.

Security: We are offering Class B Non-Voting Common Stock Amount and Price: $3.00 price per share we are offering a minimum of 16,667 shares and a maximum of 356,667 shares.

Pre-money Valuation: $9,475,191

Voting Rights: Class B Common Stock will have no voting rights. Instead the investor will proxy all voting rights to the CEO. The rights of the holders of the shares of Class A Voting Common Stock and Class B Non-Voting Common Stock are identiccal, ecept that Class B Non-Voting Common Stock shall have no voting rights.

Liquidation Preferences: Class B Common Stock holders will not receive any liquidation preferences.

Differences between classes: Class A Common Stock holders have voting rights. Class B Common Stock will have no voting rights.

Dividends Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the Board may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board, declare and pay dividends on the Common Stock

Repurchase. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Subscriber for the greater of (i) the purchase amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an equity financing occurs within three months after the Repurchase and the Repurchase Value is less than the aggregate value of the Securities the Subscriber would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Securities by the conversion price and is referred to as the "Aggregate Value"), the Company shall pay to the Subscriber an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the equity financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a change of control or dissolution event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	5,000,000	0	No
Class B Non Voting Common Stock	10,000,000	158,397	No
Class A Voting Common Stock	5,000,000	3,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Founder Stock has Voting Rights. Class B is identical, but does not have voting rights. *The Outstanding Amount (158,397) above for the Class B Non Voting Common Stock represents all Stock "as if" it were fully vested to all owners.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

We are offering Class B Non-Voting Common Stock, which means you will not have a say in the direction of the Company, including any material corporate decisions, such as mergers, acquisitions, dissolution or winding up of the company. Our Board may make a decision you disagree with and you will not have a vote. Our certificate of incorporation authorizes us to issue "blank check" preferred stock, the designation, number, voting powers, preferences and rights of which may be fixed or altered from time to time by the board of directors. Accordingly, the board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the rights of the common stockholders. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the Articles of Incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the Company chooses to issue convertible debt, SAFEs, options, warrants, or additional Common or Preferred Stock, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. The Investor is investing in a class of common stock with no voting rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in non-voting shares in the Company will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell offer securities at different terms to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As the holder of non-voting common stock in the Company, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2017	Section 4(a)(2)	Common stock	$76,674	General operations
10/2017	Section 4(a)(2)	Common stock	$18,876	General operations
10/2017	Section 4(a)(2)	Common stock	$76,674	General operations
10/2017	Section 4(a)(2)	Common stock	$18,876	General operations
10/2017	Section 4(a)(2)	Common stock	$198,900	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Aroluxe Media, LLC
Amount Invested	$0.00
Transaction type	Other
Issue date	11/11/07
Relationship	Common Ownership

Jason Brown, through Aroluxe Parent Co, LLC, has common ownership in ALW Events, LLC (through its parent company Arolucha, Inc) and Aroluxe Media, LLC. On 1/1/2018, ALW Events, LLC, a subsidiary of Arolucha, Inc, and Aroluxe Media, LLC entered into a Master Equipment Rental Agreement whereby Aroluxe Media, LLC provides LED Walls, Staging, and Special Effects Equipment to ALW Events, LLC for a fee "below market rate."

Name	Aroluxe Media, LLC
Amount Invested	$0.00
Transaction type	Other
Issue date	01/01/18
Relationship	Common Ownership

Jason Brown, through Aroluxe Parent Co, LLC, has common ownership in ALW Events, LLC (through its parent company Arolucha, Inc) and Aroluxe Media, LLC. On 1/1/2018, ALW Events, LLC, a subsidiary of Arolucha, Inc, and Aroluxe Media, LLC entered into a Master Equipment Rental Agreement whereby Aroluxe Media, LLC provides LED Walls, Staging, and Special Effects Equipment to ALW Events, LLC for a fee "below market rate."

Name	Jason Brown
Amount Invested	$198,900.00
Transaction type	Priced round
Issue date	10/31/17
Relationship	CEO

Jason was issued 1,530,000 Class A Voting Common Stock

Name	Kathy Campbell
Amount Invested	$18,876.00
Transaction type	Priced round
Issue date	10/31/17
Relationship	Chief Capital Officer

145,200 Class A Common Voting Shares were given in this round

Name	Bill Campbell
Amount Invested	$18,876.00
Transaction type	Priced round
Issue date	10/31/17
Relationship	Chief Capital Officer

145,200 Class A Voting Common Stock

Name	Donald Harris
Amount Invested	$76,674.00
Transaction type	Priced round
Issue date	10/31/17
Relationship	Vice President of Production

589,800 Class A Voting Common Stock

Name	Ronald Harris
Amount Invested	$76,674.00
Transaction type	Priced round
Issue date	10/31/17
Relationship	Vice President of Talent Relations

589,800 Class A Voting Common Stock

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Arolucha, Inc, and its subsidiaries, provides Sports Entertainment in the field of Lucha Libre. Currently to date, we are early in our operations. While we have achieved milestones important to the company such as the below, it is important, and we urge you, to read the entire financial narrative, access the risk of the investment, and if you cannot afford to lose 100% of your investment, to please do not make this investment. If you can bear 100% of the risk and your passion for Lucha Libre excites you, then we invite you to join us on this opportunity :

* Signing Rey Mysterio to appear in Season 1 of TV for Aro Lucha

* Contracting with Rey Mysterio to become an owner and shareholder in Arolucha, Inc.

*Filming a full length, hour long (42 minutes without commercial breaks) pilot for Aro Lucha starring Rey Mysterio.

*Signing Charles "Konnan" Ashenoff as an owner and shareholder, and our head writer.

*Produced 4 House Show events in the first quarter of 2018 to test engagement of the live product.

Milestones

Arolucha, Inc. was incorporated in the State of Delaware in October 2017.

Since then, we have:

- Rey Mysterio & Konnan are partners and shareholders in Aro Lucha. Rey has signed on for Season 1 of TV for Aro Lucha.
- The filming of our Pilot Episode December 10th, 2017 sold out and we had to turn people away at the door.
- Founders Ron and Don Harris are ex-WWE performers who have been in the wrestling business for over 25 years each.
- Head Writer Carlos "Konnan" Ashenoff has 30 years of professional wrestling experience and holds fifteen title belts in nine promotions.
- Two live Aro Lucha shows in January garnered 97,000 impressions and 2,409 engagements on Facebook.
- Modelo sponsored our first event and we have been contacted by Sprint local in Nashville.

Historical Results of Operations

Our company was organized in October 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 6, 2017, the Company had revenues of $0.
- *Assets.* As of October 6, 2017, the Company had total assets of $0, including $0 in cash.
- *Net Income.* The Company has had net income of $0 for 2017.
- *Liabilities.* The Company's liabilties totaled $0 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds," including the possibility of conducting future fundraising. We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 2 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expens

Arolucha, Inc. cash in hand as of the October 2017 inception financials was $0. Arolucha, Inc was then capitalized by the issuance of Class A Common Stock to the founders which generated $390,000 in cash and operating capital. Over the last three months, revenues have averaged $23,870/month, cost of goods sold has averaged $109,128/month, and operational expenses have averaged $26,225/month, for an average burn rate of $111,483 per month. As of March 6, 2018 cash on hand in Arolucha, Inc and its subsidiaries totaled approximately $69,814. Our intent is to be profitable in 12 months. Since October 2017, we have created a pilot for the tv show and put on large events. Now that those milestones have been reached, our burn rate will drop to $10-15,000 over the next 6 months. This will only increase if we have the necessary capital to begin production of Season 1 Aro Lucha.

Following the inception of the Arolucha, Inc in October 2017, we commenced operations, filmed a pilot for tv production in December of 2017, ran 4 test house show events in Q1 of 2018 to test the product, designed the initial branding and merchandise slate, and are moving forward with developing Season 1 of TV for Aro Lucha, as well as proceeding with initial rounds of fund raising.

As we are early in operations, we expect our expenses to decrease since much of our initial start up costs and pilot costs were front loaded into our operations. We also expect our revenues will increase over the next 3 to 6 months due to the fact that we now have product to sell to sell and license around, and we have opportunities for corporate sponsorships and other revenue streams.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.arolucha.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Arolucha Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Bill Campbell
Donald Harris
Jason Brown
Kathy Campbell
Ronald Harris

Appendix E: Supporting Documents

Amended_and_Restated_Certificate_of_Incorporation_of_Arolu

INVEST IN ARO LUCHA

The World's First Fan Owned Lucha Libre Sports & Entertainment Company

"Aro Lucha produces television, digital, and live event Lucha Libre content. Rey Mysterio and Konnan own shares of our company and are two of the most iconic names in the industry. What they bring to the table is unmatched in my opinion. We're offering the 57 Million Hispanic and Latino people in the United States a Lucha Libre product that they can call "their own" for the first time in history.



Jason Brown
CEO, ARO LUCHA


FOLLOW US FOR UPDATES
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raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

Priced Round

$9.48M pre-money valuation | **$3.00**/share

If you invest, you're betting Aro Lucha will be worth more than $9.48M in the future.

INVESTOR PERKS

$102+	Access to the Aro Luchadors Exclusive Facebook Group, Invitation to select Aro Lucha Exclusive Live and Online Events, Participate in select Surveys and Polls to Help Guide Creative and Talent Decisions, 10% Lifetime Discount Off Merchandise from the Aro Lucha Online E-Commerce Store
$240+	Access to the Aro Luchadors Exclusive Facebook Group, Invitation to select Aro Lucha Exclusive Live and Online Events, Participate in select Surveys and Polls to Help Guide Creative and Talent Decisions, 10% Lifetime Discount Off Merchandise from the Aro Lucha Online E-Commerce Store, Limited Edition Aro Lucha Founders T-Shirt! ,Limited Edition Aro Lucha Luchador Mask!
$501+	Access to the Aro Luchadors Exclusive Facebook Group, Invitation to select Aro Lucha Exclusive Live and Online Events, Participate in select Surveys and Polls to Help Guide Creative and Talent Decisions, 10% Lifetime Discount Off Merchandise from the Aro Lucha Online E-Commerce Store, Limited Edition Aro Lucha Founders T-Shirt! ,Limited Edition Aro Lucha Luchador Mask!, Access Code to Privately Watch the Official Pilot for Aro Lucha starring Rey Mysterio

OUR AMBITION

The WWE just posted $801 Million in Revenue in 2017 according to their reporting. Based on that, and our research on the growing power of the Hispanic and Latino community within the United States, our goal is to grow into the #1 Lucha Libre Sports & Entertainment Company in the United States.

KEY FACTS

- Wrestling legends Rey Mysterio & Konnan are partners and shareholders.
- The filming of our Pilot Episode on December 10th, 2017 sold out and we had to turn people away at the door.
- Founders Ron and Don Harris are ex-WWE performers who have been in the wrestling business for over 25 years each.
- Head Writer Carlos “Konnan” Ashenoff has 30 years of professional wrestling experience and holds fifteen title belts in nine promotions.
- Rey Mysterio is widely considered one of the best wrestlers of all time and has signed on for Season 1 of TV for Aro Lucha.
- Two live Aro Lucha shows in January garnered 97,000 impressions and 2,409 engagements on Facebook.
- Modelo sponsored our first event and we have been contacted by Sprint local in Nashville.

https://arolucha.com

from Franklin TN

ENTERTAINMENT RECREATION ADVERTISING TELEVISION ATHLETES WRESTLING COMMUNITY CROWDFUNDING LEISURE MEDIA

Contralona.com | San Juan | Contralona

Contralona: El multimedio disenado para mantenerte al dia con todo lo acontece en la Lucha Libre, entrevistas, noticias y transmisiones en directo.
March 15, 2018 @ contralona.com

New Promotion Featuring Lucha Underground Stars (Video), ROH Awards, Former Impact Champion Turns 34 - WrestlingInc.com

Above is the trailer for a new wrestling promotion, Aro Lucha, which looks to be taking more of a family fun approach with their product. In the trailer a number of Lucha Underground wrestlers are shown, including: Johnny Mundo, Willie Mack, and
March 15, 2018 @ wrestlinginc.com

Aroluxe Announces First Aro Lucha TV Tapings | 411MANIA

Aroluxe has announced their taping place for Aro Lucha's first season. You can see the full announcement below, which promises that the show will film later this year in Nashville: Arolucha, Inc., the United States leading Lucha Libre Sports Entertainment
March 15, 2018 @ 411mania.com

AroLucha anuncia la produccion de su primera comedia romantica

La empresa estadounidense de lucha libre AroLucha ha anunciado el inicio de un nuevo proyecto. Mediante un comunicado de prensa, la empresa ha anunciado el inicio de la produccion de la primera temporada de su programa de ficcion de
February 28, 2018 @ solowrestling.com

More WWE Talent Reportedly Sick, GLOW Star Passes Away, Aro Lucha

Enzo Amore had to miss Raw this week because of a sudden bout with the flu. He has since been removed from the upcoming Mixed Match Challenge series. Enzo'...
February 22, 2018 @ allwrestling.com

Aro Lucha Runs First Show, Hires Vince Russo as Script Consultant - TPWW

Konnan was brought on as the head writer of the company and interestingly, they also announced that they signed Vince Russo as a "script consultant" for their show yesterday. No word on if it's a long-term deal, since only the December 10 show was
February 22, 2018 @ tpww.net

Lucha libre-style wrestling association launches in Nashville

Aro Lucha seeks to fill a void in the United States for Lucha libre-style professional wrestling emanating from Mexico. The company was founded by the owners of Aroluxe Media, which handled the television production for Impact Wrestling for
February 22, 2018 @ tennessean.com

ARO LUCHA PILOT TV TAPING RESULTS & NOTES FROM NASHVILLE, TN | PWInsider.com

By Mike Johnson on 2017-12-11 00:48:00 Aro Lucha, the new promotion headed by Aroluxe, the former Impact Wrestling production company, held their pilot TV taping last night in Nashville, TN at the Nashville Fairgrounds and all reports we have
February 22, 2018 @ pwinsider.com

Konnan on Aro Lucha and his time as Max Moon in WWE

Please enter your email address associated with the account so we can help reset your password. Stay up-to-date with the latest news and scores from your favorite teams anywhere and get customized notifications, special offers and much more My
February 16, 2018 @ si.com

Hot Pick: Aro Lucha presents Lucha Libre

Don't miss this high-energy show with bouts by wrestling legends Blue Demon Jr., Juventud Guerrera, Super Crazy, Chavo Guerrero Jr., Texas' Own Sammy Guevara, John Hennigan, James Storm, Shane Hurricane Helms, Low Ki and more. When: 7:30
February 14, 2018 @ beaumontenterprise.com

Shane Helms on Enzo Amore and performing in Aro Lucha

Please enter your email address associated with the account so we can help reset your password. Stay up-to-date with the latest news and scores from your favorite teams anywhere and get customized notifications, special offers and much more My
January 12, 2018 @ si.com

BREAKING: Vince Russo Joins Aro Lucha As Consultant - Last Word on Pro Wrestling

Aro Lucha, the new lucha libre promotion based out of the Southern US run by Aroluxe Media (the company that nearly acquired Impact Wrestling late last year), has hired former WWE, WCW, and Impact creative director Vince Russo as a script
December 8, 2017 @ lastwordonprowrestling.com

Konnan sale de The Crash por no cumplir reglamento interno

Konnan ya no forma parte de la empresa The Crash, al no cumplir con el reglamento interno de la misma, asi lo dio a conocer la empresa tijuanense a traves de un comunicado en sus redes sociales. Carlos Santiago Espada fue responsable de las
December 4, 2017 @ record.com.mx

Rey Mysterio featured on first AroLucha card

AroLucha, the new Konnan-written lucha libre show/promotion from former TNA producers Aroluxe, has its first show coming up in a couple weeks. They've announced a star-studded line-up for Dec. 10 at the Nashville Fairground - and its one

November 27, 2017 @ cagesideseats.com

Aro Lucha anuncia a Rey Mysterio para su primer show | Planeta Wrestling

Aro Lucha, la nueva promocion del ex propietario minoritario de Impact Wrestling y productora Aroluxe, anuncio que celebraran su primer evento el 10 de diciembre en Nashville, TN en el recinto ferial de Nashville (tambien conocido como TNA Asylum)

November 27, 2017 @ planetawrestling.com

Konnan Becomes Head Writer For New Aro Lucha Promotion.

Indies Konnan Konnan, real name Carlos Ashenoff, is currently signed to Impact Wrestling as the manager of The Latin American Xchange (LAX). Also, having worked as a manager, color commentator, booker, and creative consultant; primarily for

November 22, 2017 @ thasportsjunkies101.com

Konnan To Write New US Lucha Series Called Aro Lucha - Last Word on Pro Wrestling

Aroluxe Media Group, the media production company best known as one of the entities trying to acquire TNA last year (after help fund several tapings), announced today they were beginning production on a new show called Aro Lucha .

November 16, 2017 @ lastwordonprowrestling.com

Konnan Announced as Head Writer For New Lucha Libre Pilot, Ex-Impact Producers Involved

Aroluxe Media, a company who were once in talks to purchase Impact, are jumping back into the wrestling world - this time with their own lucha libre pilot written by Konnan. The company put out a press release on Wednesday to announce Aro Lucha

November 15, 2017 @ prowrestlingsheet.com

Konnan Named Head Writer For Aro Lucha Project

Konnan has another new project up his sleeve: head writer for a new lucha libre promotion. It will be called Aro Lucha, and TV tapings are currently penciled in for next year in the Nashville, TN area where Aroluxe is located at.

November 15, 2017 @ fightful.com

We're Bringing Lucha Libre To The U.S.

For decades, lucha libre has been at the epicenter of Mexican and Latin American pop culture. The masked wrestlers are more superhero than mortal, the fan base is rabid, and the storylines are insane. But until now, lucha libre fans in the U.S. had no choice but to watch the wrestling of the WWE. Close, but not quite the same thing. We're poised to enter a huge, untapped market by offering both televised content and live events to the almost 60 million Hispanic people living in the U.S.






ARO
LUCHA

We're Working With a Team of Wrestling Legends

Two of our founders, Ron and Don Harris, are ex-WWE performers who have each been in the wrestling business for 25 years. Our head writer, Konnan, is a wrestling luminary who leveraged his fifteen title belts in nine promotions into a long promotional and managerial career. And our biggest star, part-owner Rey Mysterio, is widely regarded as the greatest cruiserweight wrestler of all time after he won the 2006 Royal Rumble match and later became the 21st WWE Triple Crown Champion. He'll lead our television series and live events, which has already helped us gain thousands of fans.


"I'm proud to be on the Advisory Board and an Owner of Aro Lucha. Now YOU can be an Owner too!"
-Rey Mysterio Jr.

The First Aro Lucha Show Sold Out



We've held 3 weekends of events since incorporating in the fall of 2017, selling out our first show. By offering family-friendly storylines and entertainment, we provided Nashville and 4 cities in Texas with local, valuable entertainment they would be hard-pressed to find anywhere else in the U.S.

Lucha Libre is so much richer and culturally ingrained than a wrestler holding a metal chair. Through Season 1 of Aro Lucha starring Rey Mysterio, we will build a trusted communication channel to our audience. This will not only help us grow our own business and revenues, but open up strategic channels that will bring the intrigue and excitement of luche libre to the rest of the country.


ARO


CORE VALUES
VALORES FUNDAMENTALES
SERVANT LEADERSHIP
EXCELLENCE IN BUSINESS
Never stop learning.
LISTEN
VALUED RELATIONSHIPS
DEVELOP OTHERS
BE GENEROUS
Give more than expected
TRANSFER PASSION
BE RESOURCEFUL
Do more with less.
ARO LUCHA
LIDERAZGO SERVICIAL
EXCELENCIA EMPRESARIAL
Nunca dejes de aprender.
ESCUCHA
RELACIONES VALIOSAS
DESARROLLA A OTROS
SE GENEROSO
TRANSMITE PASIÓN
SE INGENIOSO
ARO LUCHA

At Aro Lucha, we operate and run our business based on 8 core values: Servant Leadership, Excellence in Business, Be Resourceful, Listen, Transfer Passion, Valued Relationships, Be Generous, and Develop Others. We filter all our strategies and decisions through these core values, and we're excited for our fans to be a part of it.

Our Progress So Far


ARO
LUCHA

AroLucha, Inc is founded

October 2017



Rey Mysterio becomes an Aro Lucha Owner

The former WWE Triple Crown Champion also signs for Season 1 of our television series.

November 2017

November 2017

Charles "Konnan" Ashenoff becomes an Aro Lucha Owner and Head Writer

December 2017

TV Pilot Filmed, Nashville TN

In front of a packed house, we film our pilot with Rey Mysterio and 20+ Lucha Talent.

Inaugural House Shows, TX

The shows are in Amarillo and Lubbock.

January 2018

February 2018

Second Round of Shows, TX

Our third and fourth shows are in Beaumont and Humble.



Planned TV Tapings for Aro Lucha Season 1

The season will star Rey Mysterio.

June 2018

July 2018

Tentative: Aro Lucha Comic Con with Advisory Board Members of Legion M

Let's Elevate Lucha Libre in the U.S. Together

Dear Investors,

WOW. We've only just begun, but what an amazing ride it's been. If you would have told me 6 months ago that we would start a professional lucha libre sports entertainment company, I would have laughed at you. If you would have told me that we would film a TV pilot in December with Rey Mysterio, John Hennigan, and 20 other world-class athletes, I would have laughed again. If you would have told me that the pilot would sell out and we'd have to turn people away at the door, that Konnan would sign on as a company shareholder and our head writer, that Rey Mysterio would become a company shareholder and sign on to star in Season 1 of Aro Lucha, that we would run 3 weekends of shows over 3 months and have over 3,000 people attend those shows, again I would have laughed at you ... but HERE WE ARE.

"No Dejes De Luchar" has become our catchphrase, our motto. Loosely translated, it means "Never Stop Wrestling, Never Stop Fighting." If that's you, if that's your spirit, then we invite you to join the founders of Aro Lucha, to join Konnan, to join Rey Mysterio, and to lock arms with us as we grow something special for the talent and the fans. You, the fans, are the MOST IMPORTANT thing to our company, and that's why we ask you to join us and become a part of the revolution, the movement, the first fan-owned professional wrestling lucha libre company.

No Dejes De Luchar,

Jason Brown

Our Facebook Audience Has Grown 10X in 5 Months

Our presence is growing not just online and on social media platforms, but also in dozens of publications and media outlets, including Sports Illustrated and every major wrestling outlet.

SOCIAL MEDIA GROWTH



FACEBOOK (LIKES, FOLLOWERS)
INSTAGRAM (FOLLOWERS)
TWITTER (FOLLOWERS)
FACEBOOK AUDIENCE
TWITTER & INSTAGRAM AUDIENCE
10,000
7,500
5,000
2,500
0
4,000
3,000
2,000
1,000
0
NOV. 17
DEC. 17
JAN. 18
FEB. 18
MAR. 18
9,570
8,485
3,045
2,850
2,318
2,400
4,871
1,931
1,517
1,440
2,656
762
163
102
193

SOCIAL MEDIA IMPRESSIONS & ENGAGEMENTS


IMPRESSIONS
ENGAGEMENTS
2,385,331
29,198
30,000
2,000,000
21,972
20,000
1,500,000
16,933
IMPRESSIONS
ENGAGEMENTS
1,109,442
1,000,000
872,337
10,000
500,000
350,694
1,641
0
0
NOV. 17
DEC. 17
JAN. 18
FEB. 18

* Total Impressions & Engagements for All Aro Lucha Social Media (Facebook, Twitter, Instagram)

Meet the Founders



Jason Brown

CEO

Entrepreneur, Started Over 10 Companies, Produced Two Feature Films.



Bill Campbell

Chief Capital Officer

Owned several automotive and technology businesses. Mergers and Acquisitions experience. Part-time.



Kathy Campbell

Chief Capital Officer

Owned several automotive and technology businesses. Mergers and Acquisitions experience. Part-time.



Ron Harris

VP of Talent Relations

Over 25 Years of Experience in Professional Wrestling. Former WWE Talent.



Don Harris

VP of Production

Over 25 Years of Experience in Professional Wrestling. Former WWE Talent.

AND THE REST OF THE TEAM



Carlos “Konnan” Ashenoff

Head Writer

Professional Wrestler, Creative Consultant, Worked for AAA, CMLL, WCW, Impact, and WWE. Part-time.



Rey Mysterio

Advisory Board Member, Shareholder

Best cruiserweight wrestler ever. 2006 Royal Rumble champ and WWE Triple Crown Champ. Part-time.



Rafael Morffi

Operations

Worked for Major League Soccer and The New York Mets. Part-time.



Luis Fitch

Consultant

Co-Founder of UNO Branding. Specializes in cross cultural branding. Part-time.



Jeff Annison

Advisory Board Member

Emmy Winner, Founder/CEO New York Rock Exchange, President Legion M. Part-time.



Paul Scanlan

Advisory Board Member

Emmy Winner, Founder/CEO New York Rock Exchange, CEO Legion M. Part-time.

Interview

Wefunder interviewed Jason Brown on February 14, 2018.

– COLLAPSE ALL

WF: What is Aro Lucha? ^

BROWN: We are, to my knowledge, The World's First Fan Owned Lucha Libre Sports & Entertainment Company. We produce professional wrestling content, similar to the WWE, but specifically in the Lucha Libre space targeting professional wrestling fans and one of the fastest growing demographics in the United States, the Latino and Hispanic community.

WF: What is lucha libre? ^

BROWN: Lucha Libre is at the heart of the Hispanic and Latino Community. It is something that is “Theirs”, they take an ownership in it. It’s the traditional form of wrestling that originated in Mexico and you can see it throughout their culture, in their businesses, in their product packaging, and in the entertainment they consume. It’s characterized by characters, wrestlers, almost superhero like, who most of the time wear masks and elaborate costumes. It’s what Nacho Libre, the comedy movie, was based on.

You’re probably most familiar with the WWE. As a professional wrestling organization, they have a roster of talent and characters that they use to create storylines. Those storylines play out like a television program and usually end in a high stakes wrestling, or lucha, match. Lucha Libre is very similar in that these dramatic stories play out in the ring, but in lucha a lot of the talent wear masks or flamboyant costumes. They are high-flying, very acrobatic, very daredevil-ish. It’s extremely high-energy, high-passion, and exciting to watch. Latinos look at luchadores and lucha libre with reverence, similar to the way Americans see superheroes. A lot of times these luchadores are fighting for their identity, for instance there is something called a Mask vs. Mask match, when two luchadores are wrestling for pride and honor and the loser is unmasked in front of the crowd. This high energy, highly entertaining form of entertainment opens the door to a lot of great drama and multiple revenue streams for our company.

WF: Where does Aro Lucha fit in the lucha libre ecosystem? ^

BROWN: What we are offering and creating for the FANS is unmatched. The World’s FIRST Fan Owned Lucha Libre Sports and Entertainment Company, what a concept. Wrestling fans are passionate and they want a voice, they’ve told us through social media what they think about past storylines, they have opinions, and they want to be part of the action. What we are creating is for THE FANS. Where do we fit? At the tip of the spear, innovation, we want to give the fans something that they have never had before…a VOICE and Lucha Libre is the perfect vehicle to do it.

WF: Has anyone tried this before? ^

BROWN: To my knowledge, we are the First Fan Owned Lucha Libre Sports & Entertainment Company. Now if you’re asking has anyone tried to win as an underdog before, then yes. You should look at one of our shareholders, Rey Mysterio. A lot of people said he was too small, too young, too anything to become a star in professional wrestling and he became the world heavyweight champion in the WWE 3 times. It’s David and Goliath, and with Rey we plan on doing the exact same thing!

WF: Where does Aro Luche’s revenue come from? ^

BROWN: In my opinion, the potential revenue streams are endless: television and program licensing, ad sales, merchandise, corporate sponsorships, live events, conventions, comic books, figurines, movies, documentaries, digital and video games, I could go on and on. There is a lot of potential.

WF: How big is your potential market?

BROWN: Wow, look…I'm not exactly sure how you quantify that. I think every existing and potential professional wrestling fan is our market plus a pool of the Latino and Hispanic community that has an affinity for Lucha Libre, something that they grew up with and is ingrained in their culture.

According to the Nielsen report, "From the Ballot Box to the Grocery Store, A 2016 Perspective on Growing Hispanic Influence in America", hispanic and latino power is surging. 50% of the recent population growth came from that segment, there are 57 Million people in the U.S. who identify as Hispanic, and millions who identify as both American and Hispanic, between 2000 and 2015 U.S. Hispanic buying power grew 167% to approximately $1.3 Trillion Dollars, that's more than the GDP of Australia and Spain! That's tremendous growth and it is expected to grow to $1.7 Trillion Dollars by the year 2020.

When you look at that and the fact that the WWE posted their highest revenue in the company's history last year in 2017, at $801 Million Dollars. We feel like the potential market is very, very fertile.

WF: What do your next six months look like?

BROWN: Our next six months are jammed pack with executing our strategies. We just announced Season 1 of Aro Lucha starring Rey Mysterio, we're becoming the World's First Fan Owned Lucha Libre Sports & Entertainment Company, we're giving the fans something that is REVOLUTIONIZING the industry, a Voice! Our next six months are all about creating content and listening to our fans.

WF: How do you measure success?

BROWN: Are our FANS happy? That's the main question, are we honoring them, are we listening to them, are we creating the content and providing the characters, the storylines, and the matches that they want to see? If our fans are happy, that's success to us. Everything else will fall in place

WF: Do you consider WWE a competitor?

BROWN: Wow, great question. I'm not sure I look at the WWE so much as a competitor as much as I do a role model. They are so big, so massive, can you really compete? I think what you can do is look, listen, understand and learn. They've done some great things that anyone in the wrestling space would be foolish not to imitate. They just posted $801 Million in revenue in 2017, if we are half as successful I would be tremendously happy.

WF: Who's on your team?

BROWN: That's a great question too and one I'm happy to answer. We have the greatest teammates in my opinion. From industry vets like Konnan, Ron and Don Harris, Rey Mysterio, Rafael Morffi, to all of the tremendous talent who have appeared on our shows and events. Then, on top of that, you have the hard working men and women who make it all happen, the road crew "The Rosens", they literally drive all through the night to these cities, building the ring, tearing it down, wow, they make it happen for the fans, they love the business and the fans. Then the most important people who are on our team are OUR FANS. We only have a few months under our belt, but do you know we have over 9000 people on our email lists? That's absurd to me, the response from our fans has been unbelievable and now that we're becoming the World's First Fan Owned Lucha Libre Sports & Entertainment Company, the fans ARE our most important Teammates.

WF: What are your guiding principles?

BROWN: We live by a set of 8 Core Values. Servant Leadership, Excellence In Business, Be Resourceful, Listen, Transfer Passion, Value Relationships, Be Generous, and Develop Others. These principals, these values are our "North Star". We filter every decision and thought process, every strategy through them.

The wrestling industry in my opinion has been an industry that has been operating counter, or in opposition, to these principles in the past. It's exciting to us to go into an industry and become a light, "Are we leaving people and places better than we found them?", that's the question.

If people or companies want to connect with the Hispanic and Latino audiences, we feel like Aro Lucha is a great family oriented vehicle to accomplish that, lucha libre is theirs, it's always been theirs, so we're giving it back to them.

Ask a Question

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RISKS

1 *We are a brand-new company; our auditor has issued a "going concern" opinion.*

AroLucha was incorporated in October 2017. It is a brand-new company, with no history upon which an evaluation of its past performance and future prospects can be made. Our auditor has issued a "going concern" opinion on our financial statements, which means they are not sure that we will be able to succeed as a business without additional financing. AroLucha was incorporated in October 2017. As of December 28, 2017, the date of our last audited financial statements, we had not yet commenced planned principal operations. To date, we have not yet generated any revenue. Our failure to raise additional capital could have a negative impact on not only our financial condition but also our ability to execute our business plan.

2 *We depend on a small management team and creative team, and will need to hire more people to be successful. Our success also depends on being able to retain and continue to recruit key performers, if not the popularity of our brand of entertainment could decline, which could adversely affect our operating results.*

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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Bill Campbell

CEO & President BPN / Co-Founder CLMG / Co-Founder Arolucha
Business Partners Network LLC / Christian Life Management LLC / Arolucha • Florida ...
Greater Nashville Area, TN • 439 &

InMail | View in Recruiter | ...

For over 25 years our passion has been working with businesses and business owners—assisting them to grow and maximize their return from their business. Business Partners Network, along with our Network of professional business service providers, invest our time, capital, and resources in the businesses with whom we partner—to bridge the gap and take their business to the next level.

In addition to providing a customized cash flow solution through the funding of Accounts Receivable BPN serves our clients in the areas of:
banking, IT support, payroll, accounting services, staffing and personnel support, book keeping services, branding, marketing, and SEO, CPA and tax services, Customer Relationship Management, maximizing company valuation, and exit strategy planning and implementation.

Specialties: The primary financial services we provide for our Business Partners is a customized cash flow solution provided through funding and processing their accounts receivable for growth and exit strategy definition and execution.
,

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Experience

CEO & President BPN / Co-Founder CLMG / Co-Founder Arolucha
Business Partners Network LLC / Christian Life Management LLC / Arolucha
Nov 2002 – Present • 15 yrs 5 mos
Greater Nashville Area, TN

CEO & President
Business Partners Network LLC
Sep 2002 – Present • 15 yrs 7 mos

Chief Capital Officer
Arolucha
Oct 2017 – Present • 6 mos
Nashville

Co-Founder of the first Fan Owned Lucha Libre Sports Entertainment Company

Co Founder
Christian Life Management Group / A Life Well Lived
Jul 2007 – Present • 10 yrs 9 mos

Business Development/Investor
Encore Interactive
2000 – 2001 • 1 yr

Vice President / Regional Manager / National Accounts Manager
Private Business, Inc (now Goldleaf Financial Services)
1991 – 1999 • 8 yrs

Owner
Audio Systems Inc
Jan 1986 – Aug 1988 • 2 yrs 8 mos

Dealer/President
Metropolitan Lincoln Mercury
Apr 1981 – Jul 1985 • 4 yrs 4 mos

Associate
Phoenix
1981 – 1985 • 4 yrs

Focused on workouts and turnarounds, strategic consulting, mergers and acquisitions

President
Budget Rent a Car of Nashville
Apr 1981 – May 1983 • 2 yrs 2 mos

Department Manager
Lincoln Mercury Division of Ford Motor Company
1976 – 1981 • 5 yrs

Hired by the Lincoln Mercury Division of Ford Motor Company after graduate school. Worked directly with franchised dealers and managed several District level departments including, distribution, and market representation. Responsibilities included processing dealer appointment packages with the legal staff in Detroit to Ford's policies and procedures requirements in areas like; experience, integrity, operating capital, staffing, inventory, facilities, training, and signage.

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Education

Florida State University
MBA, BS College of Business
1975 – 1976

Florida State University
Master of Business Administration (M.B.A.), Business Administration and Management, General
1975 – 1976

Florida State University - College of Business
BS, Business
1973 – 1975
Activities and Societies: Pi Kappa Alpha, track team walk on

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Skills & Endorsements

Small Business · 44
Endorsed by Joseph Graves, who is highly skilled at this

Marketing · 24
Endorsed by Steven Wyer and 1 other who is highly skilled at this

Training · 23
Jim Patterson and 22 connections have given endorsements for this skill

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Recommendations

Received (3) | Given (0)

Jody Tripp
J Tripp Landscaping Company
February 18, 2008, Jody was a client of Bill's

Bill is the man!

Craig A. Stevens, LSS-MBB, PMP, S(PO/M/D/F)C, ACS
Sr. Project Manager - PMO at Ardent and President of Westbrook Stevens, LLC, Artist, Author, and Speaker
October 1, 2007, Craig A. worked with Bill in different groups

Bill is an honorable man, I value his advice, and have witnessed him perform. You will like doing business with him.

Craig Stevens

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Interests

On Startups - The Community For...
925,266 members

Christ Church Nashville
76 followers

Experience Global
345 followers

Florida State University
255,549 followers

Social Media Marketing
2,121,577 members

Florida State University
228,923 followers

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ARO
LUCHA

Don Harris

VP Production at AroLucha Inc.

AroLucha Inc.

Franklin, Tennessee • 266

InMail | View in Recruiter | ...

Experience

VP Production
AroLucha Inc.
Oct 2017 – Present • 6 mos
Franklin, TN

Co-Owner
Lime Monkey Entertainment
Jan 2013 – Sep 2017 • 4 yrs 9 mos

Skills & Endorsements

Entertainment · 24
Endorsed by **Bill Bean and 1 other who is highly skilled at this**

Music · 19
Shawn Tucker and 18 connections have given endorsements for this skill

Music Industry · 16
Shawn Tucker and 15 connections have given endorsements for this skill

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Interests

Flagler College
13,082 followers

Flagler College
14,512 followers

O-Seven Artist Management
32 followers

G. Hill Creative
53 followers


ARO
LUCHA

Jason Brown

CEO of Arolucha, Inc., a Sports Entertainment Company in Lucha Libre Professional Wrestling

Arolucha, Inc • Los Angeles Film School

Franklin, Tennessee • 457

InMail | View in Recruiter | ...

Experience

CEO of Arolucha, Inc
Arolucha, Inc
Oct 2017 – Present • 6 mos
Greater Nashville Area, TN

Arolucha, Inc is a Sports Entertainment and Production Company in the space of Lucha Libre Professional Wrestling.

Media (3) 〈 Previous Next 〉

AroLucha Symbol

AroLucha Logo

President
Aroluxe Media LLC
May 2014 – Present • 3 yrs 11 mos
Greater Nashville Area, TN

Education

Los Angeles Film School
Film

University of North Alabama
Business

University of Alabama
Business Administration and Management, General

Skills & Endorsements

Social Media Marketing · 16
Jessie Godderz and 15 connections have given endorsements for this skill

Advertising · 13
Endorsed by Larry Johannes, who is highly skilled at this

Marketing Strategy · 12
Endorsed by Joshua D. Camp, who is highly skilled at this

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Interests

Los Angeles Film School
9,008 followers

The University of Alabama
151,577 followers

Nashville Entreprenuer Center
4,273 followers

NBCUniversal Media, LLC
399,871 followers

Preferred Content
1,191 followers

Film & TV Tech Professionals
473,635 members

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Kathy Campbell

Co-Owner at Business Partners Network, LLC

Aro Lucha

Brentwood, Tennessee • 11

Connect | View in Recruiter | ···

Experience

Co-Founder
Aro Lucha
Oct 2017 – Present • 6 mos
Nashville, TN

https://www.facebook.com/AroLucha/

Co-Owner
Business Partners Network, LLC
Sep 2002 – Present • 15 yrs 7 mos
Brentwood, TN

Business Development Manager
Private Business
Jan 1994 – Dec 1999 • 6 yrs
Brentwood, TN

Consultant
Independent Consultant
Jan 1990 – Nov 1993 • 3 yrs 11 mos
Nashville, TN

President & Owner
D.A.D. Financial, Inc./FKB GROUP
Jan 1981 – Jun 1988 • 7 yrs 6 mos
Nashville, TN

Production Manager
Dealer Advertising Development, Inc
Jul 1977 – Dec 1980 • 3 yrs 6 mos
Nashville, TN

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Ron Harris

VP Talent Relations at AroLucha, Inc.

AroLucha, Inc. • Rollins College

Franklin, Tennessee • 53

Connect | View in Recruiter | ···

Experience

VP Talent Relations
AroLucha, Inc.
Oct 2017 – Present • 6 mos
Franklin, TN

VP of Talent Relations
AroLucha Inc.
Oct 2017 – Present • 6 mos

Operations Manager
Lime Monkey Entertainment
Mar 2013 – Present • 5 yrs 1 mo

VP of Operations / Business Development
O-Seven Artist Management
May 2004 – Feb 2013 • 8 yrs 10 mos

Education

Rollins College
Bachelor's degree, Business Administration and Management, General
1979 – 1984
Activities and Societies: Basketball

Recommendations

Received (0) | Given (1)



Karen Johnson
Director of Human Resources
November 7, 2014, Ron reported directly to Karen

I have worked with Karen for the past few months and she is one of the most professional individuals that I have ever been employed with. She takes great care in every task presented to her. I had the opportunity for Karen to train me and she made sure that I understood every aspect of my job before moving out on my own. I don't see how anyone could be more qualified than Karen Johnson for the HR position. She has the drive, experience and education to succeed at this position, plus she is already Delek/Mapco employee.

Interests

Rollins College
26,407 followers

Rollins College
29,463 followers